Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints PAUL A. ROSENBAUM and MARK L. THOENES, and either of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Rentrak Corporation, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 1,000,000 shares of common stock of Rentrak Corporation, and options and other rights relating thereto, to be issued pursuant to the Rentrak Corporation 2005 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 25th day of August, 2005.

Signature	Title
/s/ PAUL A. ROSENBAUM Paul A. Rosenbaum	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ MARK L. THOENES Mark L. Thoenes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ CECIL D. ANDRUS Cecil D. Andrus	Director
/s/ GEORGE H. KUPER George H. Kuper	Director
/s/ JUDITH G. ALLEN Judith G. Allen	Director
/s/ RALPH R. SHAW Ralph R. Shaw	Director
/s/ STANFORD C. STODDARD Stanford C. Stoddard	Director